UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 7, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                                            liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                                            failing to maintain and protect our brand, independence, and reputation;

•                                            failing to differentiate our products and continuously create innovative, proprietary research tools;

•                                            failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                                            trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•                                            liability related to the storage of personal information related to individuals as well as portfolio and account-level information;

•                                            liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•                                            compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                                            the failure of acquisitions and other investments to produce the results we anticipate;

•                                            downturns in the financial sector, global financial markets, and global economy;

•                                            the effect of market volatility on revenue from asset-based fees;

•                                            a prolonged outage of our database, technology-based products and services, or network facilities; and

•                                            challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: June 9, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through June 9, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Department of Labor (DOL) Fiduciary Rule

1.             How has the pressure on active investment management and advisor fiduciary standards (DOL rule) affected Morningstar’s unit sales growth over the past year and how does Morningstar expect it to impact unit sales growth going forward? Which product lines have been most impacted by these trends?

In 2016, we saw a number of our clients “freeze” as they were caught up in the uncertainty associated with whether or not the fiduciary rule would be implemented. These clients reprioritized and often delayed spending decisions in order to gain more clarity regarding whether the rule would go into effect and, if so, what were the best means of complying with it.

As various attempts to defeat or further delay the rule have failed and clients have arrived at preferred approaches to compliance, in 2017, our clients are returning to business as usual. We are seeing a positive impact on our business as we begin to provide clients with various solutions that will aid their compliance. In fact, our first quarter sales results were positively impacted and we expect that our Advisor Workstation, Managed Portfolios, Data, and Enterprise Components businesses will see benefits from supporting firms’ compliance efforts.

It’s also worth pointing out that we believe that the adoption of fee-based advice is an increasingly global phenomenon driven by market forces. Regulators are simply speeding its adoption.

Operating Margin

2.             Adjusted operating margins, excluding PitchBook, were down ~470bps in the first quarter of 2017. At the Annual Meeting, you said that you expect that “through this year our margins should rebound to more traditional levels.” Given the investments you’ve made adding headcount to support growth initiatives (~260 employees added organically over the past year excluding the 330 joining through the PitchBook acquisition), what type of revenue growth do you need to generate in order get margins back closer to traditional levels?

While we do not issue forecasts, it is fair to say that we can return to historical operating margin norms over time. While we pull different investment levers to maximize long-term shareholder value creation, our model provides for high operating leverage that is primarily influenced by top-line growth. That said, between 7.5 — 8.5% revenue growth on an organic basis would yield margins consistent with historical norms.

PitchBook

3.             The acquisition of PitchBook was a big move. What is the addressable opportunity for information services inside their current markets (Private Equity, Venture Capital, Mergers & Acquisitions) i.e., how much spend or how many potential seats are out there?

The addressable market for private market data is a significant opportunity for the PitchBook business. According to the Burton Taylor research, the market for the M&A-related content reached $1.7 Billion at the end of 2015 (source: Burton-Taylor International Consulting LLC Financial Market Data / Analysis Global Share & Segment Sizing 2016). According to our own more targeted institutional market sizing data, there are approximately 50,000 firms globally, including corporate development groups, venture capital firms, private equity groups, investment banks and lenders, limited partner investors, law and accounting firms and other service providers, and early stage businesses seeking financing, representing the addressable market. PitchBook currently serves approximately 2,200 of those firms, leaving ample runway for expansion in this market.

4.             I watched the shareholder meeting on Friday. There was a question that didn’t really get answered that I wanted to follow up on. One investor, I believe from Lazard, asked if you would pursue more ‘empty calorie M&A’ like PitchBook? I believe his point is that you paid a somewhat rich valuation for an asset that is margin dilutive (and will be for the foreseeable future). I think the questioner is trying to ascertain whether you see this type of acquisition as a template for future acquisitions (higher valuation multiples to acquire faster growing, but currently lower margin or unprofitable businesses) or was PitchBook more of an outlier that is not likely to be repeated?

We do not have a “template” for the types of characteristics an acquired firm must have. However, it is worth pointing out a few things:

•                  We emphasize organic growth over acquisitions. PitchBook is unique over the last few years for its size as we’ve generally preferred to make small capability-oriented acquisitions. In this instance, we purchased what we believe to be the provider of the most comprehensive database for private-equity and venture-capital investments.

•                  We are particularly circumspect about acquisition opportunities where a path to profitability is challenging. As we’ve shared, we expect that PitchBook will be close to breakeven this year, save for costs associated with intangible amortization and the management bonus plan adopted in connection with the acquisition. In fact, the management bonus plan incents not only growth, but profitability as well. In addition, PitchBook’s business model is one that we know well, and we believe we can over time develop additional pathways to monetize the PitchBook Platform.

•                  We also do not believe Pitchbook is an “empty-calorie” acquisition. It’s growing intrinsic value rapidly and should deliver satisfactory returns to shareholders. We feel good that PitchBook can achieve the same margins as the rest of Morningstar over time. But right now, given the high lifetime value of a client, it makes sense to invest more aggressively in PitchBook’s growth.

Revenue Growth

5.             Excluding $13Million of PitchBook in the License-based revenue line, License-based revenue grew at only a +2% rate in the first quarter of 2017, a deceleration from prior quarters’ growth rates and a sequential decrease from the fourth quarter revenue. Was there seasonality, or did lower sales activity in 2016 lead to the step-down we saw in the first quarter of 2017? Of note, operating expenses were higher in Q1’17 due to “stronger first-quarter sales growth in 2017 vs. 2016,” so should we expect these new sales to translate into faster License-based organic growth later in the year or was the revenue benefit from that selling activity already included in the first quarter results?

The step-down in the U.S. licensing business, in particular, in the first quarter of 2017 can be largely attributed to timing. First, the uncertainty related to the Department of Labor’s fiduciary rule implementation caused several firms to delay their decision making. In addition, a few firms that did sign license agreements in the first quarter (which contributed to the stronger year-over-year sales growth) are not implementing their solution until mid-year, thus delaying revenue recognition. The revenue benefit from the selling activity in the first quarter was therefore not reflected in the first-quarter results.

6.             How do you determine the potential revenue size for the five growth initiatives (could “each add $100 Million in additional revenue”) as a function of available market size, market share and penetration rates? Are these growth targets all organic, or do they include M&A?

We’re looking for opportunities that are on strategy (see our Strategy Diagram in the annual meeting slides) and that can deliver at least a $100 Million annual revenue run rate in year 10. The opportunities we’ve identified are organic — they don’t require M&A. These opportunities and the revenue estimates relating to them are primarily built upon things we’re good at where we think we can increase our market presence and share, but also anticipate new revenue sources that reflect growth in the addressable market as industry trends change. For example, there is the growing trend of investment decision outsourcing. Instead of an advisor, say, spending time choosing investments and building portfolios, we’re seeing more advisors outsourcing the investment management function to us through our Managed Portfolios service. We already touch about 80% of the advisors in the marketplace, so for us, it’s not a matter of adding more advisors as customers, but instead offering our existing advisor customers more services that they need.

7.             The total assets under management and advisement in the asset-based businesses are growing quite well with +11% growth to $206 Billion in the first quarter of 2017. However, asset-based revenue growth rate has not kept pace, and grew only +4% for 2016 and +7% in the first quarter of 2017. Acknowledging that there is some mix difference, should asset growth eventually translate 1:1 to revenue growth and, if so, when will we start to see that positive inflection?

It’s true that asset-based revenue growth has lagged the growth of underlying assets this year. This is primarily due to migrating and focusing this business on our managed portfolios and retirement offering and de-emphasizing custom asset management. Given our historical tilt to the latter, its decline has been a factor in the discrepancy you have noted. We expect, though, that we are approaching a period where this trend will reverse, and the retirement and managed portfolios businesses will become the primary drivers of asset and revenue growth in the business. There are also timing differences that affect our reporting of the revenue growth of our asset management businesses as compared to the asset growth of such businesses. The assets under management and advisement that we report are based on the value of the end-of-period assets but our reported revenue is based on the average assets we manage and advise over the relevant period. Therefore, our reported revenue growth will tend to lag our reported asset growth.

Credit Ratings

8.             Is the credit ratings business profitable on an operating (e.g. EBITDA) basis at these levels of issuance?  What share of the applicable market (i.e. CMBS) does Morningstar have and how does that compare with 2014-2015?

We don’t break out the profitability of our credit rating business. Within this business, our efforts at building a continuous pipeline of ratings assignments with respect to different asset classes are at different stages of maturity.

Our most mature business is rating Commercial Mortgage Backed Securities (CMBS) which business overall has seen a significant drop in issuance volumes due to regulation and volatility in market conditions. In addition to negative trends in issuance volumes, in 2016, competitive pressures, including the reentry of a competitor to the CMBS market, also affected our market share when compared to 2015. Our market share of U.S. CMBS new deals rated in 2015 was 43% versus 24% in 2016.

Non-agency Residential Mortgage Backed Securities (RMBS) issuance has been slow to recover since the credit crisis, which has negatively impacted the development of our ratings business in this area. However, the development in recent years of a privately-financed Single Family Rental securitization market and a market for repackaging pre-crisis RMBS into new securities have provided ratings assignment opportunities. We believe Morningstar Credit Ratings has rated every public market Single Family Rental offering. In addition, Freddie Mac and Fannie Mae are now including RMBS in their credit risk transfer transactions, which involve the issuance of securities that are general obligations of Fannie Mae and Freddie Mac that transfer a portion of the risk and return relating to a pool of residential mortgage loans from Fannie Mae or Freddie Mac to private investors. Both Freddie Mac and Fannie Mae rotate ratings assignments for these transactions between rating agencies and Morningstar Credit Ratings is now a part of those rotations.

Morningstar Credit Ratings’ most substantial progress has been in the rating of asset backed securities (ABS). Morningstar Credit Ratings has been engaged to rate collateralized loan obligations, ABS backed by property tax assessments funding Property Assessed Clean Energy loans and middle market loan securitizations. Subject to market conditions, MCR anticipates its market share will continue to grow in this area.

It was not until August of 2016 that the Securities and Exchange Commission authorized Morningstar Credit Ratings to provide corporate and financial institution ratings. This year we have been engaged on our first corporate securities offering. In addition, we expect to be in a position to rate real estate investment trust offerings by the summer of 2017.

Pay and Performance

9.             How does Morningstar align executive pay and performance?

Our executive compensation program consists of two main elements: cash compensation (including annual base salary and annual bonus) and equity-based compensation. Equity awards that vest over time are an important part of how we reward our senior leadership. We pay a meaningful portion of executive officer and other senior leader compensation in the form of equity awards to help align the economic interests of these persons with those of our shareholders. We also believe it’s important for our executives to have a long-term stake in the success of the business.

For our executive officers and most other senior leaders, we use two main forms of long-term incentive compensation: restricted stock units and, starting in May 2017, market stock units (MSUs). The restricted stock units we grant vest ratably over a four-year period, so the ultimate value of these incentives is tied to Morningstar’s stock price performance over time. We also view the vesting requirement applicable to these units as a valuable retention tool.

In May 2017, our Compensation Committee approved a new equity award program under which our executive officers and other senior leaders will be eligible for awards in the form of MSUs. The first awards under this program were also made in May 2017. MSUs are stock units that are eligible to vest three years from the date of grant. The extent to which the units actually vest is based on our total shareholder return (TSR) over that three-year period, as shown in this table:

Maximum Opportunity	150% vesting if TSR is 35% or more
Target Opportunity	100% vesting if TSR is 10%
Minimum Opportunity	0% vesting if TSR is a negative 23.33% or more
Scale	For every 1% increase in TSR above 10%, the number of MSUs that will vest increases by 2% For every 1% decrease in TSR below 10%, the number of MSUs that will vest decreases by 3%

Upon vesting, each unit converts on a one-to-one basis into a share of our common stock. The MSUs were designed to provide our senior leadership team with a strong incentive to create long-term shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 9, 2017	By:	/s/ Kunal Kapoor
Kunal Kapoor
Chief Executive Officer and Interim Chief Financial Officer